        Articles of Amendment of Principal Variable Contracts Fund, Inc.

         Principal Variable Contracts Fund, Inc., a Maryland Corporation having its principal office in this state in Baltimore, Maryland (hereinafter called the Corporation), hereby certifies to the State Department of Assessments and
Taxation of Maryland, that:

         FIRST: On the 13th day of June 2005, the Board of Directors, acting in accordance with Section 2-605(a)(2) of Maryland General Corporation Law,
approved a change in the name of the Government Securities series of the
Corporation to Government & High Quality Bond series and in the name of the
Limited Term Bond series of the Corporation to Short-Term Bond series. The
Articles are hereby amended to replace all references to Government Securities series with references to Government & High Quality Bond series and all references to Limited Term Bond series with references to Short-Term Bond series.

         SECOND: The amendment was approved by a majority of the entire board of directors and is limited to a change expressly authorized by section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

         THIRD:  The amendment shall be effective at 9 a.m. Eastern Time on the
30th day of September, 2005.

       IN WITNESS WHEREOF, Principal Variable Contracts Fund, Inc. has caused these presents to be signed in its name and on its behalf by its Senior Vice
President as attested by its Secretary on September 29, 2005.

                                   Principal Variable Contracts Fund, Inc.

                                   By  /s/David Miles
                                       -----------------------------------------
                                       David Miles, Senior Vice President

Attest

/s/A. S. Filean
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Arthur S. Filean, Senior Vice President and Secretary

         The UNDERSIGNED, Senior Vice President of Principal Variable Contracts
Fund, Inc., who executed on behalf of said corporation the foregoing Articles of
Amendment, of which this certificate is made a part, hereby acknowledges, in the name on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                   /s/David Miles
                                   ---------------------------------------
                                   David Miles
                                   Senior Vice President
                                   Principal Variable Contracts Fund, Inc.